PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
BY AND BETWEEN
EOSII AT THAMES STREET WHARF, LLC,
a Delaware limited liability company

(“Seller”)

AND

1300 THAMES STREET OFFICE, LLC
a Virginia limited liability company

(“Buyer”)

[1300 Thames Street, Baltimore, Maryland]

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PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of June 7, 2019, between EOSII AT THAMES STREET WHARF, LLC, a Delaware limited liability company (“Seller”), and 1300 THAMES STREET OFFICE, LLC, a Virginia limited liability company (“Buyer”), with reference to the following:
A.    Seller is the owner of the improved real property (the “Real Property”) described on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in Section 2 hereof.
B.    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Real Property, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    BASIC TERMS AND DEFINITIONS; REFERENCES
1.1    Basic Terms and Definitions.
(A)    Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(B)    Closing Date. The last day that Close of Escrow (as defined in Section 8.1 hereof) may occur shall be June 21, 2019, at 1:00 p.m. (California time) (the “Closing Date”). Buyer may extend the Closing Date by up to thirty (30) days upon giving Seller written notice no less than two (2) business days before the originally scheduled Closing Date and depositing with the Escrow Holder $1,000,000.00 (the “Closing Extension Deposit”); the Closing Extension Deposit, if made, will be treated as part of the Deposit. In addition, in the event the condition set forth in Sections 4.4 and 7.1(E) below is not satisfied by the date which is four (4) business days prior to the Closing Date, then either Seller or Buyer shall have the right to extend the Closing Date one time to the date which is earlier of (i) thirty (30) days after the then-existing Closing Date, and (ii) three (3) business days after the date the condition set forth in Sections 4.4 and 7.1(E) below is satisfied, provided the party exercising such extension right delivers to the other party prior written notice of the same no less than three (3) business days prior to the Closing Date. Furthermore, in the event the Title Company (as such term is hereinafter defined) is unable to issue the Title Policy (as such term is hereinafter defined) to Buyer due to the recent shutdown of the City of Baltimore’s computer systems, then either Seller or Buyer may extend the Closing Date one or more times by five (5) business days so long as the party exercising such extension delivers to the other party prior written notice of the same on or before the then-existing Closing Date, provided, however, in no event shall the number of business days the Closing Date be extended in accordance with this sentence exceed fifteen (15) business days in the aggregate.

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(C)    Title Review Period. The “Title Review Period” shall end on June 7, 2019, at 5:00 p.m. (California time).
(D)    Due Diligence Period. The “Due Diligence Period” shall end on June 7, 2019, at 5:00 p.m. (California time).
(E)    Escrow Holder. The escrow holder shall be Commonwealth Land Title Insurance Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Escrow Officer: Joy Eaton; Telephone: (949) 724-3145; Email: joyeaton@cltic.com.
(F)    Title Company. The title company shall be Commonwealth Land Title Insurance Company (“Title Company”), whose address is 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017, Title Coordinator: Amy Musselman; Telephone: (213) 330-3041; Email: asmusselman@cltic.com, with a copy to Anthony A. Behrstock; Telephone: (213) 330-2333; Email: tbehrstock@cltic.com.
1.2    References. All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.
2.    PURCHASE AND SALE
Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of Seller’s right, title and interest in and to the following (collectively, the “Property”):
2.1    The Real Property, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the (“Improvements”)); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property;
2.2    All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) listed on Exhibit B attached hereto or otherwise left on the Real Property at the Close of Escrow to the extent owned by Seller;
2.3    All of Seller’s interest in any intangible property (expressly excluding the names “Koll”, “Bren”, “K/B”, “KBS”, “Schreiber” or any derivative thereof, or any name that includes the word “Koll”, the word “Bren”, the word “K/B”, the word “KBS”, the word “Schreiber” or any derivative thereof) used or useful in connection with the foregoing, certificates of occupancy which benefit the Real Property and/or the Personal Property (the “Intangibles”);

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2.4    All of Seller’s interest in all leases affecting the Real Property that are described in the Schedule of Leases attached hereto as Exhibit C-2 and all lease and lease amendments hereafter entered into after the Effective Date in accordance with the terms and provisions of this Agreement (collectively referred to as the “Leases” and each, individually, as a “Lease”; and the tenants under the Leases are herein, collectively, referred to as the “Tenants” and each, individually, as a “Tenant”);
2.5    All of Seller’s interest in the contracts listed on Exhibit C-1 attached hereto and all contracts hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Contracts”);
2.6    All transferable warranties and guaranties, if any, relating to the Property, including any roof and elevators warranties, (collectively, the “Warranties”);
2.7    All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality (collectively, “Governmental Authority”) relating to the Property (collectively, the “Approvals”); and
2.8    All transferable operating and reciprocal easement agreements affecting the Property (the “REAs”), including without limitation any rights (to the extent transferable) as a declarant, operator, approving party or like authority thereunder.
Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with any tenants under the Leases or former tenants of the Property (hereinafter collectively referred to as the “Excluded Property”).
3.    PURCHASE PRICE AND DEPOSIT
3.1    Purchase Price. The purchase price for the Property shall be One Hundred One Million and No/100 Dollars ($101,000,000.00) (the “Purchase Price”).
3.2    Payment of Purchase Price. The Purchase Price shall be payable as follows:
3.2.1    Concurrently with the execution of this Agreement by Buyer and Seller, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Deposit”). Immediately upon Escrow Holder’s receipt of the Initial Deposit (the “Opening of Escrow”), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Buyer, with all interest accruing thereon credited to the Purchase Price. For purposes of this Agreement, any interest accruing on the Initial Deposit from time to time shall be deemed part of the Initial Deposit. Upon expiration of the Due Diligence Period, if Buyer has not previously terminated this Agreement by its terms, then the Deposit shall become nonrefundable subject to the terms and conditions of this Agreement.

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3.2.2    Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:00 p.m. (California time) one (1) business day prior to the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price less the Deposit and all interest accrued thereon plus or minus applicable prorations pursuant to Section 10 hereof.
3.3    Disposition of Deposit Upon Failure to Close. If the Close of Escrow fails to occur due to Buyer’s default under this Agreement (all of the conditions to Buyer’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof; if the Close of Escrow fails to occur due to Seller’s default under this Agreement (all of the conditions to Seller’s obligation to close having been satisfied or waived), then the Deposit and all interest accrued thereon shall promptly be refunded to Buyer and governed by Section 13.2; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.
3.4    Independent Contract Consideration. Additionally, at the same time as the deposit of the Deposit with the Escrow Holder, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
4.    PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY
4.1    Property Information. Seller shall make available to Buyer within two (2) business days after the date of this Agreement, to the extent in Seller’s possession, copies of the following, all of which shall be made available for review and copying (at Buyer’s cost and expense) at the Real Property or at Seller’s local property manager’s offices (collectively, the “Property Information”):
(A)    the Leases;
(B)    a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”);
(C)    Operating statements for 2016, 2017, 2018 and year to date f or 2019 for the Property, (collectively, the “Operating Statements”);
(D)    the Contracts;
(E)    existing land title surveys, if any, for the Real Property (collectively, the “Surveys”);

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(F)    any environmental, soils and/or engineering reports prepared for Seller or Seller’s predecessors;
(G)    General ledgers, trial balances, CAM reconciliations, and historical operating statements for 2016, 2017, 2018, and year-to-date 2019;
(K)    All correspondence with respect to tenant notices of delinquency or default within the prior two (2) years;
(L)    All certificates of occupancy;
(M)    Warranties;
(N)    Contracts;
(O)    Tenant sales data for Thames Street Café whose rent is based on sales;
(P)    Real estate tax information and bills for 2016, 2017, 2018 and year-to-date for 2019, if any; and
(Q)    Any pending insurance claims and litigation.
Under no circumstances shall Buyer be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.
4.2    Title and Survey Review; Title Policy.
4.2.1    Title Commitment and Survey. Seller shall promptly request the Title Company to deliver to Buyer a title commitment covering the Real Property (the “Title Commitment”), together with copies of all documents (collectively, the “Title Documents”) referenced in the Title Commitment. Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified. Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property, the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations and warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.
4.2.2    Title Review and Cure. Commencing from the date of this Agreement and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property. On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s approval or disapproval of the matters reflected in the Title Commitment and any Existing Survey; Buyer’s Title Notice delivered by Buyer to Seller must state that it is a “Buyer’s Title Notice being delivered in accordance with the provisions of Section 4.2.2 of the Purchase Agreement.” The failure of Buyer to deliver to Seller Buyer’s Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer’s approval of the condition of title to the Real Property. If Buyer disapproves any matter

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of title shown in the Title Commitment or Existing Survey for the Real Property, then Seller may, but shall have no obligation to, within one (1) business day after its receipt of the Buyer’s Title Notice for the Real Property (“Seller’s Election Period”), elect to eliminate to Buyer’s reasonable satisfaction the disapproved title matters by giving Buyer written notice (“Seller’s Title Notice”) of those disapproved title matters, if any, which Seller agrees to so eliminate by the Closing Date. If Seller does not elect to, or is unable to, eliminate any disapproved title matters, Buyer reasonably disapproves Seller’s Title Notice, or Seller fails to timely deliver Seller’s Title Notice, then Buyer shall have the right, upon delivery to Seller and Escrow Holder (on or before one (1) business day following the expiration of Seller’s Election Period) of a written notice, to either: (a) waive its prior disapproval, in which event said disapproved matters shall be deemed approved; or (b) terminate this Agreement and the Escrow (as such term is defined in Section 9.1 hereof). Failure to take either one of the actions described in (a) and (b) above shall be deemed to be Buyer’s election to take the action described in clause (a) above. If Buyer elects to terminate this Agreement as provided in clause (b) above, this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer and Buyer shall immediately return all Property Information to Seller. Buyer shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Buyer did not object as provided above, or to which Buyer did object, but with respect to which Buyer did not terminate this Agreement.
In no event shall Buyer be deemed to have agreed to accept title subject to (i) monetary liens (except to the extent that the same are Permitted Exceptions in Section 4.2.3(e) below) or security interests against the Real Property, or past-due taxes and assessments that are liens on the Real Property, or (ii) encumbrances that have been voluntarily placed against the Property by Seller after the Effective Date without Buyer’s prior written consent and that will not otherwise be satisfied on or before the Closing. Seller covenants and agrees to remove (or cause to be removed) from the Property (which obligation shall be deemed satisfied if the same is insured over and the amount secured by any of the instruments referenced below have been paid and the holders of the same are obligated to cause the same to be released from the Property) concurrently with the Close of Escrow all deeds of trust, mortgages and/or other debt instruments to the extent executed by Seller or expressly assumed by Seller in writing.
4.2.3    Delivery of Title Policy at Closing. As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to the Real Property a Standard Coverage Owner’s Policy of Title Insurance (2006) Form ( the “Title Policy”) issued by the Title Company as of the date and time of the recording of the Deed (as such term is defined in Section 6.1 hereof) for the Real Property, in the amount of the Purchase Price insuring Buyer as owner of good, marketable and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined). For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) all matters which could be revealed or disclosed by a physical inspection or a survey of the Real Property and matters affecting the Real Property which are created by or with the written consent of Buyer or which do not materially and

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deleteriously affect Buyer’s contemplated use of the Real Property, (c) the rights of the tenants under the Leases affecting the Real Property, (d) all exceptions disclosed by the Title Commitment relating to the Real Property and which are approved or deemed approved by Buyer in accordance with Section 4.2.2 hereof, (e) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Buyer is entitled to a credit at Closing pursuant to this Agreement, for which Buyer is expressly responsible for payment under the terms of this Agreement, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its Lease, and (f) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.
4.3    Inspections; Due Diligence Period.
4.3.1    Inspections in General. Commencing from the Effective Date and continuing through and the Closing, Buyer, its agents, and employees shall have a limited license (the “License”) to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least twenty-four (24) hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Notwithstanding anything stated to the contrary herein, Buyer shall have no right to inspect any of the occupied space in the Real Property, and Buyer shall not contact or speak to any of the tenants under the Leases, unless Buyer provides Seller with no less than twenty-four (24) hours prior written notice of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations. Seller agrees to make itself or its representatives reasonably available to be present during Buyer’s inspections and/or discussions with tenants. Inspections by Buyer shall not interfere with the rights of tenants. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmens’ liens and Seller’s attorneys’ fees, arising out of or in connection with Buyer’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of the Real Property. The License shall be deemed revoked upon termination of this Agreement. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.
4.3.2    Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials,

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including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. At Seller’s request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above.
4.3.3    Termination During Due Diligence Period. If Buyer determines, in its sole discretion, before the expiration of the Due Diligence Period, that the Property is unacceptable for Buyer’s purposes, Buyer shall have the right to terminate this Agreement by giving to Seller notice of termination (“Termination Notice”) before the expiration of the Due Diligence Period, in which event the Deposit shall be immediately refunded to Buyer, Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder. If Buyer fails to deliver a Termination Notice to Seller and Escrow Holder on or before the expiration of the Due Diligence Period, then Buyer shall be deemed to be satisfied with all aspects of all the Property, including, without limitation, the condition and suitability of all the Property for Buyer’s intended use, and Buyer shall be obligated to acquire the Real Property in accordance with the provisions of this Agreement but subject to the conditions and provisions of this Agreement. Buyer’s delivery of a Termination Notice to Seller with respect to the Property shall constitute Buyer’s election to terminate this Agreement with respect to the Property as provided above in this Section 4.3.3.
4.4    Tenant Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases. Buyer may terminate this Agreement upon two (2) business days written notice to Seller if, no less than three (3) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates substantially in the form attached hereto as Exhibit D or such form as may be required under any particular Lease (“Required Tenant Estoppel Certificates”), executed by the following Tenants: Morgan Stanley Services Group, Inc. and Johns Hopkins Medicine International, L.L.C. and meeting the foregoing requirements. Seller will provide Buyer with the executed estoppel certificates promptly upon receipt thereof by Seller. Buyer shall be deemed to have approved an executed estoppel certificate unless it notifies Seller in writing of its disapproval of the same within two (2) business days following its receipt of the same.
4.5    Contracts. Buyer shall assume the obligations arising from and after the Closing Date under the Contracts.
4.6    Confidentiality. Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property by, Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Real Property, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone (except as

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reasonably required in connection with Buyer’s evaluation of the Real Property) except to Buyer’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer if the Close of Escrow does not occur. The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer’s and Seller’s consultants who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion). The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure.
5.    OPERATIONS AND RISK OF LOSS
5.1    Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement. The new and pending lease transactions (the “New and Pending Lease Transactions”) reflected on Schedule 1-1 and Schedule 1-2 attached hereto shall be deemed approved by Buyer for purposes of this Agreement.
5.2    New Contracts. After the Effective Date, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable without cause on 30‑days’ notice and without any penalty or termination fee), without the prior consent of the Buyer, which shall not be unreasonably withheld or delayed.
5.3    Leasing Arrangements. Seller shall obtain Buyer’s consent, which Buyer shall not unreasonably withhold or delay, before entering into any new lease of space in the Property and before entering into a Lease amendment, expansion, or renewal. Buyer shall be deemed to have consented to any new lease or any Lease amendment, expansion, or renewal if it has not notified Seller specifying with particularity the matters to which Buyer reasonably objects, within five (5) days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease. At the Close of Escrow, (a) Buyer shall reimburse Seller for commissions, legal fees, the cost of tenant improvements, and all other leasing costs and expenses paid by Seller with respect to all New and Pending Lease Transactions entered into and listed on Schedule 1-1 attached hereto and with respect to all other Lease amendments, expansions or renewals or new leases that were entered into pursuant to this Section 5.3 between the Effective Date and the Close of Escrow, (b) Buyer shall be entitled to a credit towards the Purchase Price equal to the leasing commissions, tenant improvement allowances and free rent credits referred to in Schedule 1-2 attached hereto to the extent such transaction has been entered into and the amounts set forth on Schedule 1-2 attached hereto remain unpaid and due and owing as of the Close of Escrow, and (c) Buyer shall assume in writing (pursuant to the Assignment of Leases and Contracts and Bill of Sale) Seller’s obligations (whether arising before or after the Closing Date) under the Leases referred to in Schedule 1-1 and Schedule 1-2 attached hereto (to the extent they have been entered into), and

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all new leases and Lease amendments, expansions or renewals entered into in accordance with the terms of this Agreement.
5.4    Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Real Property before the Close of Escrow, and risk of loss to the Real Property due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller. If before the Close of Escrow the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Real Property by delivering written notice of such election to Seller within five (5) business days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Real Property. If the Closing Date is within the aforesaid 5 business day period, then the Close of Escrow shall be extended to the next business day following the end of said 5 business day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) “Material damage” or “Materially damaged” means damage reasonably exceeding five percent (5%) of the Purchase Price of the Real Property and any of the following Tenants is entitled to terminate its Lease as a result of such “Material damage” or “Materially damaged”: Morgan Stanley Services Group, Inc. and Johns Hopkins Medicine International, L.L.C., and (ii) “material portion” means any portion of the Real Property that has a “fair market value” exceeding five percent (5%) of the Purchase Price of the Real Property and any of the following Tenants is entitled to terminate its Lease as a result of such “material portion” or “Materially damaged”: Morgan Stanley Services Group, Inc. and Johns Hopkins Medicine International, L.L.C.
5.5    Declaration of Assignment of Environmental Indemnity. In connection with that certain Declaration of Easements, Covenants and Restrictions recorded in the Land Records of Baltimore City at Liber 8834, Page 715 (as amended, the “Declaration”), Seller hereby agrees to submit for execution a Declaration of Assignment of Environmental Indemnity (the “Assignment”) to Honeywell (as such term is defined in the Declaration) and to endeavor to obtain an executed Assignment from Honeywell, so long as Buyer prepares the form of Assignment to be executed, and under no circumstances shall Buyer’s receipt of an executed Assignment under this Section 5.5 be a condition precedent to Buyer’s obligations to consummate the transaction contemplated under this Agreement.
6.    SELLER’S AND BUYER’S DELIVERIES

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6.1    Seller’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:
(A)    Deed. A deed (the “Deed”) in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying to Buyer Seller’s title to the Real Property.
(B)    Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale (“Assignment of Leases and Contracts and Bill of Sale”) in the form of Exhibit F attached hereto, executed by Seller.
(C)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(D)    FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller substantially in the form of Exhibit G attached hereto.
(E)    Maryland Certification of Exemption from Withholding. A Certification of Exemption from Withholding upon Disposition of Maryland Real Estate Affidavit of Residence or Principal Residence executed by Seller.
(F)    Tenant Notices. A notice to all Tenants advising them of the transfer of title to the Property in the form of Exhibit H attached hereto and made a part hereof, or such other form as may be required by applicable state law, executed by Seller.
(G)    Seller’s Reaffirmation. A certificate of Seller confirming whether the representations and warranties made by Seller in Section 11.1 hereof continue to be true and correct in all material respects.
(H)    Owner’s Affidavit. An Owner’s Affidavit in the form of Exhibit I attached hereto, executed by Seller, except that Buyer shall have no right to receive a copy of such Owner’s Affidavit.
(I)     Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (including authorization documentation to the extent required by the Title Company).
6.2    Buyer’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Buyer shall deliver into Escrow to the Escrow Holder the following:
(A)    Purchase Price. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Buyer with the Escrow Holder in immediate, same day federal funds wired for credit into the Escrow Holder’s escrow account and deposited in Escrow Holder’s escrow account no later than 1:00 p.m. (California time) one (1) business day prior to the Closing Date.
(B)    Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale executed by Buyer.

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(C)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(D)    Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (including authorization documentation to the extent required by the Title Company).
6.3    Closing Statements. Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder.
6.4    Post-Closing Deliveries. Immediately after the Close of Escrow, to the extent in Seller’s possession, Seller shall deliver to the offices of Buyer’s property manager: (a) the original Leases; (b) copies or originals of all contracts; (c) receipts for deposits; (d) all keys, if any, used in the operation of the Real Property; (e) any “as‑built” plans and specifications or architectural and engineering plans of the Improvements or relating to the Property; (f) all Warranties; (g) records and files relating to the current operation and maintenance of the Property, including, without limitation, current tax bills, current water, sewer, utility and fuel bills, payroll records, billing records for Tenants, repair and maintenance records, and the like which affect or relate to the Property; and (h) all documents necessary to conduct 2018 Tenant reconciliations as described in Section 10 hereof, including, without limitation, a CAM reconciliation for the period from January 1, 2019 to the Closing Date.
7.    CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS
7.1    Conditions to Buyer’s Obligations. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:
(A)    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof;
(B)    As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries (including, but not limited to, those listed in Section 6.1) to be made at Close of Escrow by Seller shall have been tendered;
(C)    There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its respective obligations under this Agreement;

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(D)    There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and
(E)    Subject to Section 4.4 above, no less than three (3) business days prior to the Closing Date, Seller shall have delivered or caused to be delivered to Buyer, Required Tenant Estoppel Certificates complying with the provisions of Section 4.4 above, which Required Tenant Estoppel Certificates shall be consistent with the information set forth in the Rent Rolls.
If, notwithstanding the nonsatisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had knowledge as of the Close of Escrow.
7.2    Conditions to Seller’s Obligations. The Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:
(A)    All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;
(B)    As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries (including, but not limited to, those listed in Section 6.2) to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;
(C)    There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;
(D)    There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby; and
(E)    Seller shall have received all consents and assignments and approvals from all parties from whom such consents to assignments or approvals are needed under all contracts, covenants and other agreements relating to the Property.
8.    CLOSE OF ESCROW; POSSESSION
8.1    “Close of Escrow” shall mean and refer to Seller’s receipt of the Purchase Price and the other amounts due Seller in accordance with the provisions of Section 9.1(b) below. The

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Escrow and Buyer’s right to purchase the Real Property will terminate automatically if the Close of Escrow does not occur on or before 1:00 p.m. (California time) on the Closing Date.
8.2    Sole exclusive possession of the Real Property, subject only to the Permitted Exceptions, shall be delivered to Buyer on the Closing Date.
9.    ESCROW
9.1    Closing. The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.
On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:
(A)    With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;
(B)    Deliver to Seller, in cash or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, Buyer’s signed counterparts of the Assignment of Leases and Contracts and Bill of Sale and conformed copies of the recorded Deed;
(C)    Record the Deed in the official records of the County in which the Real Property is located;
(D)    Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of the recorded Deed;
(E)    Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof; and
(F)    Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.

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9.2    Escrow and Title Charges.
(A)    Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:
(i)    Seller shall pay: (1) one-half (1/2) of any escrow fees or similar charges of Escrow Holder, and (2) Seller shall be solely responsible for, and shall pay in full, all state and local recordation and transfer taxes due upon the conveyance of the Property and the recording of the Deed, including without limitation, all yield taxes assessed by Baltimore City in connection therewith. So that there is no misunderstanding, based on the Purchase Price some of the costs are estimated to be as follows:
(A)    1.50% of Purchase Price (estimated $1,515,000.00) for transfer tax in the City of Baltimore;
(B)    0.5% of Purchase Price (estimated $505,000.00) for Maryland State transfer tax;
(C)    $5.00 for every $500.00 (i.e. 1.0%) of Purchase Price (estimated 1,010,000.00) for Maryland State recordation;
(D)    Effective January 11, 2019, increase in Baltimore City Recordation Tax of 0.15% (yield tax) of Purchase Price (estimated to be $151,000.00); and
(E)    Effective January 11, 2019, increase in Baltimore City Transfer Tax of 0.6% (yield tax) of Purchase Price (estimated to be $606,000.00).
(ii)    Buyer shall pay: (1) the premiums for the Title Policy, (2) one-half (1/2) of any escrow fees or similar charges of Escrow Holder, and (3) and all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes or fees (City, County and State) payable in connection with the consummation of the transactions contemplated by this Agreement that are not required to be paid by Seller pursuant to Section 9.2(A)(i) above. If Buyer desires ALTA extended coverage for the Title Policy, Buyer shall pay the premiums and any additional costs (including any survey costs) for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to the Title Policy, if required by Buyer.
(iii)    Buyer shall pay all costs incurred in connection with Buyer’s due diligence related to the Real Property.
(iv)    Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.

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(B)    If the Close of Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.
9.3    Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:
(A)    This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Section 4.3.1 and Seller and Buyer under Section 14 hereof and the confidentiality provisions of Section 4.6 hereof which shall survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made (i) within two (2) business days after the date such condition was to be satisfied, or (ii) on the date the Close of Escrow occurs, whichever occurs first;
(B)    Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit and all interest accrued thereon, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;
(C)    Buyer shall return to Seller the Property Information; and
(D)    Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.
10.    PRORATIONS
If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day the Close of Escrow occurs shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.
10.1    Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow. Uncollected Rents shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Buyer shall apply Rents from tenants that are collected after the Close of Escrow (s) first, to

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Rents owing for the calendar month in which the Close of Escrow occurred, (b) second, to Rents which are due to Buyer after the Close of Escrow, and (c) third, to Rents which were due to Seller on or before the Close of Escrow. Any prepaid Rents for the period following the Closing Date shall be paid over by Seller to Buyer. Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first six (6) month period following the Closing Date. Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2    Operating Costs and Additional Rent Reconciliation. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to Seller under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Close of Escrow. If, as of the Close of Escrow, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such excess. If, as of the Close of Escrow, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Close of Escrow, Seller shall receive a credit in the amount of such deficiency; provided, however, Seller shall not be entitled to the portion, if any, of such deficiency for which Seller received a credit at the Close of Escrow under clause (b) of Section 10.3 hereof. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available. The provisions of this section shall pertain to Operating Costs incurred for the current calendar year in which the Closing occurs as well as the calendar year immediately preceding the calendar year in which the Closing occurs.
10.3    Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority and City of Baltimore water, city and supplemental taxes (“Taxes”) with respect to the Property for the relevant tax year in which the Property is being sold and that are not yet due and payable or that have not yet been paid and that are not (and will not be) reimbursable by tenants under the Leases (or under leases entered into after the Close of Escrow for vacant space existing at the Close of Escrow) as Operating Costs shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the Property during such relevant tax year. Seller shall receive a credit for any Taxes paid by Seller and applicable to

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(a) any period after the Close of Escrow, and (b) any period before the Close of Escrow to the extent reimbursable as Operating Costs by (i) existing tenants under the Leases and not yet received from such tenants, or (ii) future tenants that may execute leases covering space in the Property that is vacant as of the Close of Escrow. Seller is not protesting and, prior to the Closing Date, Seller will not protest any Taxes for the Property.
10.4    Leasing Commissions, Tenant Improvements and Contracts. At Close of Escrow, Buyer shall assume (pursuant to the Assignment of Leases and Contracts and Bill of Sale) the obligation to pay all (a) leasing costs that are due or become due prior to the Closing Date to the extent that the same (i) arise from a new lease or any Lease amendment, extension or expansion hereafter entered into by Seller in accordance with the terms and conditions of this Agreement, or (ii) arise out of any New and Pending Lease Transactions (including, without limitation, the commissions and/or tenant improvements referenced in Section 5.3 hereof), and (b) leasing costs that are due after the Closing Date to the extent disclosed in the Leases, disclosed in any of the Property Information, disclosed in the Tenant Estoppel Certificates, or otherwise disclosed to Buyer in writing prior to the expiration of the Due Diligence Period.. Buyer will assume the obligations arising from and after the Closing Date under the Contracts. Buyer and Seller shall each be entitled to the credits, if any, provided for in Section 5.3 herein.
10.5    Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. As of the Close of Escrow, Buyer shall assume Seller’s obligations related to tenant security deposits. Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits which claims arose or accrued after the Close of Escrow and will reimburse Seller for all attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.
10.6    Utilities and Utility Deposits. Utilities for the Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to the Property if such deposits are transferred to Buyer. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Close of Escrow. If Seller has paid utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Property.

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10.7    Owner Deposits. Seller shall receive a credit at the Close of Escrow for the bonds, deposits, letters of credit, set aside letters or other similar items set forth on Schedule 3 attached hereto that are outstanding with respect to the Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”) to the extent assignable to Buyer. To the extent any Owner Deposits are not assignable to Buyer, Buyer shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.
10.8    Percentage Rents. Percentage rents (“Percentage Rents”) actually collected for the month in which the Close of Escrow occurs shall be prorated as of the Closing Date. Percentage Rents due after the Close of Escrow shall not be prorated; provided, however, after Buyer has completed any reconciliation of actual Percentage Rents payable and estimated Percentage Rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Buyer with regard to such Percentage Rents. Pursuant to such reconciliation, Seller and Buyer shall be entitled to their proportionate share of all Percentage Rents paid for the subject calendar year used to calculate each tenant’s Percentage Rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to Buyer) based on the number of days of such calendar year Seller and Buyer owned the Property (and adjusted for any amount of Percentage Rent prorated at Closing or received by Seller or Buyer). As used in this paragraph, the term “Percentage Rents” shall not include and shall have deducted from such Percentage Rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement. Buyer will make reasonable efforts, without suit, to collect all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow, and all Percentage Rents which are delinquent as of the Close of Escrow, including, without limitation, sending to tenants bills for the payment of the same. Seller may pursue collection of all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow and all Percentage Rents which are delinquent as of the Close of Escrow, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.9    Final Adjustment After Closing. If final prorations cannot be made at the Close of Escrow for any item being prorated under this Section 10, then, provided Buyer and Seller both identify any such proration (“Post Closing Proration”) in writing before the Close of Escrow, Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Close of Escrow (but in no event later than ninety (90) days after the Close of Escrow, except that adjustments arising from Percentage Rents under Section 10.8 hereof shall not be subject to such 90‑day limitation, but shall be made as soon as reasonably possible), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due no later than ninety (90) days after the Close of Escrow, except that adjustments arising from or relating to Percentage Rents under

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Section 10.8 hereof shall not be subject to such 90‑day limitation, but shall be made as soon as reasonably possible. Seller shall have reasonable access to, and the right to inspect and audit, Buyer’s books to confirm the final prorations for a period of one (1) year after the Close of Escrow. Notwithstanding anything to the contrary stated in this Section 10, except for any reconciliation arising out of Percentage Rents under Section 10.8 hereof, and except for any Post Closing Prorations (which must be determined and paid within ninety (90) days after the Close of Escrow), all prorations made under this Section 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow.
11.    SELLER’S REPRESENTATIONS AND WARRANTIES; AS‑IS
11.1    Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Property from Seller, Seller makes the following representations and warranties to Buyer which shall be true as of the Effective Date:
(A)    Seller is a limited liability company organized and in good standing under the laws of the State of Delaware and is qualified to conduct business in the State of Maryland.
(B)    Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(C)    There is no agreement to which Seller is a party or to Seller’s Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.
(D)    To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Seller has received no written notice from any governmental agency in the last 12 months that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof.
(E)    To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Seller has not received written notice from any governmental agency of any currently pending condemnation proceedings relating to the Property.
(F)    To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, except with respect to slip and fall and similar claims or matters covered by Seller’s commercial liability insurance policy, Seller has not received service of process with respect to any litigation that has been filed and is continuing against Seller that arises out of the ownership

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of the Property and would materially affect the Property or the use thereof, or Seller’s ability to perform hereunder.
(G)    Seller is not a foreign person (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).
(H)    To the best of Seller’s Actual Knowledge, neither Seller nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Stephen Close (whom the Seller represents is the asset manager for the Property), without any inquiry or investigation of any other parties, including, without limitation, the Tenants and the property manager of the Property.
The representations and warranties made by Seller in this Agreement shall survive the recordation of the Deed for a period of seven (7) months and any action for a breach of Seller’s representations or warranties must be made and filed within seven (7) months of the recordation of the Deed. If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller may notify Buyer in writing of such fact or changes in circumstances. In such case, or in the event Buyer obtains information which would cause any of Seller’s representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a material adverse impact on the Property, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1 and 15.5 which survive termination of this Agreement and any other Section which is expressly provided to survive the termination of this Agreement); or (ii) to the extent Buyer is not permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Property without any rights to recovery for breach of the unqualified representation and warranty. “Material adverse impact on the Property” means causes damages in excess of $100,000.00 and for which Buyer will not receive, at Seller’s election, a credit at Closing in the amount of such damages. Other than as set forth in the immediately preceding

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sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty discovered by Buyer prior to the Close of Escrow.
11.2    As-Is. As of the expiration of the Due Diligence Period, Buyer will have:
(A)    examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”)) and by proceeding with this transaction following the expiration of the Due Diligence Period shall be deemed to have determined that the same is satisfactory to Buyer;
(B)    reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;
(C)    reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer; and
(D)    at its own cost and expense, made its own independent investigation respecting the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, IN SECTION 11.1 OF THIS AGREEMENT AND ANY WARRANTIES OF TITLE CONTAINED IN THE DEED DELIVERED AT THE CLOSE OF ESCROW OR IN ANY OTHER DOCUMENTS DELIVERED BY SELLER AT THE CLOSE OF ESCROW (“SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH

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ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON THE SELLER’S WARRANTIES AND ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES (EXCEPT FOR SELLER’S WARRANTIES) MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS TAKING THE PROPERTY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) BUYER TAKES THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND SELLER’S WARRANTIES OR IN ANY OTHER DOCUMENTS DELIVERED BY SELLER AT THE CLOSE OF ESCROW).
WITH RESPECT TO THE FOLLOWING, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:

1.	THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;

2.	THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE CONDITION OF THE PROPERTY; OR

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3.	THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PROPERTY.
BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.

M.P.O.
BUYER’S INITIALS
12.    BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA
In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer makes the following covenants, representations and warranties:
12.1    Buyer’s Representations and Warranties.
(A)    Authority. Buyer is a limited liability company and in good standing under the laws of the Commonwealth of Virginia and on the Close of Escrow will be qualified to conduct business in the State of Maryland. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.
(B)    Executive Order 13224. To the best of Buyer’s knowledge, neither Buyer nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of restrictions and Prohibited Persons (which lists can be accessed at the following web address:            http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property

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blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
12.2    Release. By proceeding with this transaction following the expiration of the Due Diligence Period, Buyer shall be deemed to have made its own independent investigation of the Property, the Property Information and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, subject to the representations and warranties of Seller expressly set forth in this Agreement, including, but not limited to, Section 11.1 hereof, Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against Seller, its successors and assigns, partners, shareholders, officers and/or directors (the “Seller Parties”), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (b) the Property Information or any other information relating to the Property provided to Buyer by Seller or Seller’s agents, (c) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.

M.P.O.
BUYER’S INITIALS

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WITHOUT LIMITING THE GENERALITY OF THE FOREGOING BUT EXCEPT AS OTHERWISE HEREIN PROVIDED, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEED AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.
12.3    ERISA. Buyer is not purchasing any of the Property with “plan assets” of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the “Act,” and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, “ERISA”) or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).
13.    DEFAULT AND DAMAGES
13.1    DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

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NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTION 4.3.1 AND SECTION 12.4 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials:	C.J.S.
Buyer’s Initials:

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NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTION 4.3.1 AND SECTION 12.4 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

Seller’s Initials:
Buyer’s Initials:	M.P.O.

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13.2    Default by Seller. If Seller defaults in its obligations to sell and convey the Property to Buyer pursuant to this Agreement, Buyer’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit and Seller shall reimburse Buyer for Buyer’s out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses), as supported by reasonable documentation satisfactory to Seller, incurred in connection with Buyer’s due diligence investigations and negotiation and execution of this Agreement, not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate,, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Property within forty-five (45) days of Seller’s default, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law. This Agreement confers no present right, title or interest in the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance.
14.    BROKER’S COMMISSIONS
Except for CBRE, Seller’s broker (whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Seller’s broker), neither party hereto has had any contact or dealing regarding the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same.

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15.    MISCELLANEOUS PROVISIONS
15.1    Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or email pdf. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:
1300 Thames Street Office, LLC
222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia 23462
Attention: Michael P. O’Hara
Telephone No: (757) 366-6684
Email Address: mohara@armadahoffler.com
with a copy thereof to:
Faggert & Frieden, P.C.
222 Central Park Avenue, Suite 1300
Virginia Beach, Virginia 23462
Attention: David Y. Faggert, Esq.
Telephone No: (757) 333-4052
Email Address: dfaggert@fflaw.com
and, if the party so to be served be Seller, addressed to Seller as follows:
c/o KBS Realty Advisors, LLC
3003 Washington Boulevard
Suite 950
Arlington, Virginia 22201
Attention: Marc Deluca
Telephone No: (202) 552-7559
Email Address: mdeluca@kbs.com
with copies thereof to:
James Chiboucas, Esq.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Telephone No.: (949) 417-6555
Email Address: jchiboucas@kbs.com
and

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Greenberg Traurig
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Telephone No.: (949) 732-6670
Email Address: fischerb@gtlaw.com
and, if the party to be served be Escrow Holder, addressed to:
Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, California 92660
Attention: Joy Eaton
Telephone No.: (949) 724-3145
Email Address: joyeaton@cltic.com
Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or email pdf transmission shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to email pdf transmissions, a computer generated “sent” notice (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following the sending of the email pdf transmission), as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.
15.2    Assignment; Binding on Successors and Assigns.    Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Property without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion. Any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement, unless and until the assignee closes on the purchase of the Property. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property.

15.3    Work Product. Effective upon and in the event of a termination of this Agreement for any reason, Buyer shall assign and deliver to Seller (without any representation or warranty as to such documents and at no cost to Seller), and does hereby assign without the need for any further act or instrument (without any representation or warranty as to such documents and at no cost to Seller), all reports, plans, studies, documents, written information and the like relating to the physical condition of the Property which have been generated by Buyer’s third

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party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer’s proposed acquisition, development, use or sale of the Real Property (collectively, the “Work Product”). In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.
15.4    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.
15.5    Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, as determined by the trier of fact.
15.6    Survival of Representations, Warranties, Covenants, Obligations and Agreements.
(A)    Except as otherwise expressly provided below in this Section 15.6, none of the representations, warranties, covenants, obligations or agreements contained in this Agreement shall survive the Close of Escrow or the earlier termination of this Agreement.
(B)    Notwithstanding the provisions of Section 15.6(A), the indemnification provisions of Buyer under Sections 4.3.1 hereof and the provisions of Sections 4.6, 11.2, 13.2, 15.3, 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Termination Obligations”) shall survive the termination of this Agreement without limitation, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the date of the termination of this Agreement.
(C)    Notwithstanding the provisions of Section 15.6(A), the indemnification provisions of Buyer under Sections 4.3.1 and 10.5 hereof, the provisions of Sections 4.6, 10.1, 10.3, 10.4, 10.8, 11.2, 12.1, 12.2 and 12.3 that relate to Buyer and the provisions of Sections 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Closing Obligations”) shall survive the Close of Escrow without limitation, and shall not be merged with the recording of the Deed, and any claim based upon any breach of a representation or warranty,

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or a breach of a covenant, obligation or agreement included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing.
(D)    Notwithstanding the provisions of Section 15.6(A), the indemnification provisions of Seller under Section 14 hereof and the provisions of Section 11.1 hereof (collectively, the “Limited Surviving Closing Obligations”) shall survive the Close of Escrow and the execution and delivery of the Deed only for a period of seven (7) months immediately following the Closing, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Limited Surviving Closing Obligations shall be actionable and enforceable if and only if notice of such claim is given to the party which allegedly breached such representation or warranty, or breached such covenant, obligation or agreement, within seven (7) months after the Closing. Notwithstanding anything stated to the contrary in this Agreement, in no event shall Seller’s liability, if any, with respect to any Limited Surviving Closing Obligations and/or any Surviving Closing Obligations exceed One Million Ten Thousand Dollars (1,010,000.00) in the aggregate.
15.7    Entire Agreement. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing, but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8    Governing Law. This Agreement shall be governed by the laws of the State of Maryland.
15.9    Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each party may rely upon the pdf email signature of the other party as if it were an original signature.
15.10    Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the

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feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business.
15.11    Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.
15.12    Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13    No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.
15.14    Intentionally Omitted.
15.15    Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.16    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in California, Virginia or Maryland, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. (California time).
15.17    Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an

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indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.18    Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.19    No Personal Liability. Notwithstanding anything stated to the contrary herein, Seller’s liability under this Agreement shall be limited to Seller’s interest in the Property and neither Seller, Seller’s constituent partners and/or members, Seller’s asset manager, nor Seller’s directors, employees or agents shall have any personal liability hereunder.
15.20    Joint and Several Liability. If Buyer is composed of more than one individual or entity, all obligations and liabilities of Buyer under this Agreement shall be joint and several as to each of the individuals or entities who compose Buyer.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
[Signatures on following pages]

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“BUYER” 1300 THAMES STREET OFFICE, LLC, a Virginia limited liability company By: ARMADA HOFFLER MANAGER, LLC a Virginia limited liability company its Manager
By:	/s/ Michael P. O'Hara
Michael P. O’Hara, Manager

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“SELLER”

EOSII AT THAMES STREET WHARF, LLC,
a Delaware limited liability company
By:    EOS PROPERTIES II, LLC,
    a Delaware limited liability company,
    its sole member and manager
By:    EOS INVESTMENT FUND II, L.P.,
        a Delaware limited partnership,
        its sole member
By:    POLIS REALTY ADVISORS II, LTD.,
            a British Virgin Islands company,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

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AGREED TO THIS	7th
DAY OF JUNE, 2019,
AS TO PROVISIONS RELATING TO ESCROW HOLDER:
/s/ J. Eaton
By	J. Eaton
Its	Vice President

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LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	Description of Real Property
EXHIBIT B	Description of Personal Property
EXHIBIT C-1	List of Contracts
EXHIBIT C-2	List of Leases
EXHIBIT D	Form of Tenant Estoppel Certificate
EXHIBIT E	Form of Deed
EXHIBIT F	Form of Assignment of Leases, Contracts and Bill of Sale
EXHIBIT G	Form of FIRPTA Affidavit
EXHIBIT H	Form of Tenant Notice
EXHIBIT I	Form of Owner’s Affidavit
SCHEDULE 1-1	New and Pending Lease Transactions (Buyer’s Responsibility)
SCHEDULE 1-2	New and Pending Lease Transactions (Seller’s Responsibility)
SCHEDULE 2	Disclosures
SCHEDULE 3	Owner Deposits

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EXHIBIT A
Description of Real Property
All that certain lot or parcel of land together with all improvements thereon located and being in the City of Baltimore, Maryland and being more particularly described as follows:
BEING KNOWN AND DESIGNATED as Land Unit 1 of Harbor Point Phase 1 Land Condominium as established pursuant to a Declaration of Condominium for Harbor Point Phase I Land Condominium made by Harbor Point Phase I Development LLC, dated December 26, 2008 and recorded on April 7, 2009 among the Land Records of Baltimore City in Liber FMC No. 11535, folio 190 et seq., and any amendments thereto, specifically that Amended and Restated First Amendment to Declaration for Harbor Point Phase I Land Condominium dated March 12, 2013 and recorded among the aforesaid Land Records in Liber 15314, folio 170 and Second Amendment to Declaration of Harbor Point Phase I Land Condominium dated April 25, 2014 and recorded among the Land Records of Baltimore City in Liber 16186, folio 278, together with an undivided interest in the Common Elements of the said Condominium, and subject to the By-Laws recorded therewith as Exhibit B to the Declaration, and pursuant to the Condominium Plat entitled, “Harbor Point Phase I Land Condominium”, Sheet 1, which Condominium Plat is duly recorded at Condominium Plat Book FMC No. 738, Page 1 & 2, and any amendments thereto, specifically that Amended Condominium Plat Harbor Point Phase I Land Condominium” which Plat is duly recorded at Condominium Plat Book FMC No. 755.

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EXHIBIT B
Description of Personal Property

Description	Qty.	Date Purchased	Location
Ariens 24” Snow Thrower (serial #214407)	1	2016	Fuel Oil Tank Room
Grey Broadcast Salt Spreaders	2	2013	Fuel Oil Tank Room
Snow Shovels	2	2013	Fuel Oil Tank Room
Ice Chippers	2	2013	Fuel Oil Tank Room
Toilet Plungers	5	Unknown	Janitors Closets, Floors Ground, 2, 3, 5, 7
Toilet Cart	1	Unknown	Fuel Oil Tank Room
18” Bolt Cutters	1	2013	Black Tool Box - Fuel Oil Tank Room
8” Torpedo Magnet Level	1	2016	Black Tool Box - Fuel Oil Tank Room
Putty Knives	1	2016	Black Tool Box - Fuel Oil Tank Room
8 Way Screw Driver	1	2016	Red Maintenance Cart
Fuse Pullers	1	2013	Black Tool Box - Fuel Oil Tank Room
1 Socket Set 18 Piece	1	2013	Black Tool Box - Fuel Oil Tank Room
Scissors 8 ½” L Stainless Steel	1	2016	Red Maintenance Cart
1 Needle Nose	1	2013	Red Maintenance Cart
Fractional Digital Caliper HSS 0 to 6”	1	2016	Black Tool Box - Fuel Oil Tank Room
1 Grease Gun	1	2013	Maintenance Room
Extension Cord Yellow 25’	1	2013	Fuel Oil Tank Room
Utility Knife	1	2013	Red Maintenance Cart
3 Crescent Wrenches (8”, 10”, 12”)	1 set	2016	Black Tool Box - Fuel Oil Tank Room
Wire Strippers Blue/Black	1	2013	Red Maintenance Cart
Sand Shovel Plastic	1	2013	Fuel Oil Tank Room
T-Handle 6” Dia. Suction Cup Lifter	2	2016	Black Tool Box
Socket ½” Dr 13/16 in Triple Square	1	2016	Black Tool Box
Ball End Hex Key Set Pieces 9 M7	1	2016	Black Tool Box
Milwaukee Tape Measure 1” x 25’ Black/Red	1	2016	Red Maintenance Cart
Socket Adapter ½” Female Square 3/8” Square	1	2016	Red Maintenance Cart
Tongue and Groove Pilers 9 ½”	1	2016	Red Maintenance Cart
Tongue and Groove Pilers 10”	1	2016	Red Maintenance Cart
Demo Screwdriver Set, Slt/Phllps/ECX TM 8 PC	1	2016	Red Maintenance Cart
Furniture Dollie	1	2013	Fire Command Room
Blue (5000lb) Pallet Jack	1	2016	Fuel Oil Tank Room
Magliner Aluminum Handtruck	1	2013	Fuel Oil Tank Room
Blue Giant Flat Bed Cart (30” x 48”)	1	2013	Fuel Oil Tank Room
6’ Ladders	9	2016	Mechanical Rooms (Floors 1, 2, 3, 4, 5, 6, 7)
8’ Ladders	3	2013	Ground Floor Fuel Oil Tank Room / Penthouse
Little Giant Ladder	1	2016	Fuel Oil Tank Room
Little Giant Extendable Plank	1	2016	Fuel Oil Tank Room
18v DeWalt Reciprocating Saw (serial #839990)	1	2010	Engineering / Maintenance Room - Ground Floor

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Description	Qty.	Date Purchased	Location
18v DeWalt Circular Saw (serial #831256)	1	2010	Engineering / Maintenance Room - Ground Floor
Popcorn Machine	2	1-Unknown 1-2018	Fuel Oil Tank Room
Kenmore Refrigerator	1	Unknown	Engineering Office
Panasonic Microwave	1	2016	Engineering Office
HP laptop with Dell monitor/keyboard/mouse	1	Unknown	Engineering Office
Dell PC/Monitor for BAS	1	Unknown	Engineering Office
Dell PC for EMON/DMON meters	1	Unknown	Engineering Office
Datawatch Door Access System with computer	1	Unknown	Security Desk
Hikvision Camera System with HP computer/monitor	1	2018	Security Room/Desk
Lobby Couch	2	Unknown	Lobby
Lobby Chairs	6	Unknown	Lobby
Lobby Benches	2	Unknown	Lobby
Lobby Tables	3	Unknown	Lobby
Lobby Rugs	4	Unknown	Lobby
Artwork	1	Unknown	Lobby
Magazine Rack	1	Unknown	Lobby
Lobby Mats	8	2-Unknown 6-2017	Lobby & 3 at Eagle Matt for rotation
Mat Cart	1	2019	Lobby
Bike Racks	28	Unknown	Perimeter of Building
Exterior Tash Cans	3	Unknown	Perimeter of Building
Exterior Benches	6	Unknown	5-Perimeter of Building, 1-ATS3
Ash Urns	2	Unknown	Perimeter of Building
Exterior Planters	5	Unknown	Perimeter of Building

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EXHIBIT C-1
List of Contracts

Vendor Name	Services Provided

Allsafe Elevator	Third Party Elevator Inspection
Assured Protection	Security Services
BFPE	Fire/Sprinkler/Backflow Inspections & Fire Extinguisher Service
Bopat Electric	Electric T&M (1st vendor)
CH Marks Commercial Contracting	GC T&M (2nd vendor)
Calvert Mechanical	Plumbing T&M (2nd vendor)
Capitol Concierge	Concierge Service
Caton Communications	Camera Equipment
Chem-Aqua	Water Treatment
Classic Lawn & Landscaping	Snow Removal Service
Constellation Energy	Electricity Supplier
Constantine Commercial Construction	GC T&M (1st vendor)
Datawatch Systems	Fire/Access Control Monitoring & Equipment Repair T&M
Eagle Mats	Bi-weekly cleaning of lobby mats
Easter's Lock & Access	Locksmith/Door Repair
EMS	Read electric meters/bill tenants & Equipment Repair T&M
Fidelity Power Systems	Generator PM & T&M
Flynn Architectural Finishes	Stone, Metal, Wood Maintenance
Image Asphalt	Curb Restriping
Jan Ferguson	Interior Plant Maintenance
LJ Brossoit	Plumbing T&M (1st vendor)
Mona Electric	Electric T&M (2nd vendor)
Orkin Pest Control	Pest Control
PBI Restorations	Emergency Restoration Services (2nd vendor)
Pro-Air	HVAC PM & T&M Service
Red Coats	Janitorial/Day Porter/Supplies
Rolling Greens	Holiday Décor
Siemens (BAS)	Building Automated System Service
Single Source	WiFi/Phone Service
Tolin Mechanical	BAS Support Services
Unlimited Restoration, Inc. (URI)	Emergency Restoration Services (1st vendor)
Valcourt	Flag Installation
Valcourt	Window Cleaning

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EXHIBIT C-2
List of Leases

Tenant	Lease Document	Date
AHP Construction, LLC	Lease	6/20/2014
	Confirmation Notice	10/22/2014
Avery Dennison Retail Information Services, LLC	Lease	2/28/2014
	Rent Commencement Letter	10/1/2014
	Consent To Sublease	2/11/2019
Beatty Development Group, LLC	Lease	7/1/2013
	First Amendment	10/10/2013
	Second Amendment	2/5/2014
Horsetail Technologies, LLC	Lease	7/28/2015
	Initial Certificate	12/30/2015
Johns Hopkins Medicine International, LLC	Lease	11/30/2011
	First Amendment	8/5/2015
	Initial Certificate - Expansion	3/27/2017
Morgan Stanley Services Group, Inc.	Lease	11/12/2007
	First Amendment	12/21/2009
	Second Amendment	2/21/2012
	Third Amendment	8/7/2013
	Fourth Amendment	7/11/2016
	Fifth Amendment	6/18/2018
	Sixth Amendment	12/18/2018
Thames Street Café, LLC	Lease	11/11/2013
	First Amendment	4/16/2014
	Second Amendment	7/28/2014
	Third Amendment	9/1/2017

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EXHIBIT D
Form of Tenant Estoppel Certificate
TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to _______________________________________, a ________________________________ (“Landlord”), and ________________________, a _____________________________, and its successors and assigns (collectively, “Buyer”), as of the date of this estoppel certificate (“Estoppel Certificate”):
A.    Tenant is the Lessee under that certain Lease dated ________________ relating to Suite #, containing approximately ______________ rentable square feet (the “Premises”), together with any amendments thereto (collectively, the “Lease”).
B.    The dates of all amendments to the Lease are as follows:
C.    There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.
D.    The Lease is in full force and effect.
E.    To Tenant’s actual knowledge, no default exists under the Lease by Landlord.
F.    To Tenant’s actual knowledge, Tenant has no claim or demand against the Landlord.
G.    Monthly base rent is equal to $______ and has been paid through _________________, 20__.
H.    Monthly additional rent is equal to $____________ and has been paid through _____________________________, 20__.
I.    Tenant does not have any rent abatements remaining except : ________________________.
J.    All leasing commissions and tenant improvement allowances have been paid except: ___________________________________
K.    Tenant’s security deposit held by Landlord is $______________________.
L.     Tenant has no right or option to purchase any portion of the real property upon which the Premises are situated.

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Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase the property of which the Premises are a part, and to take on the obligations of Landlord. Buyer is entitled to rely upon this Estoppel Certificate.

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Dated:		, 20
"TENANT"
By:

	(Print Name)		(Title)

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EXHIBIT E
Form of Deed

AFTER RECORDING,
PLEASE RETURN TO:

______________________________
______________________________
______________________________
______________________________

Tax Parcel No.: _________________
SPECIAL WARRANTY DEED
This SPECIAL WARRANTY DEED (this “Deed”) is made as of the _______ day of _________, 20__, by and between ___________________________________, a ____________ _____________________, whose address is _________________________________________ _________________________ (“Grantor”) and ______________________________________, a _________________________________, whose address is ___________________________ ________________________________________ (“Grantee”).
WITNESSETH:
For [_____________________________] Dollars ($[___________]) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee, with Special Warranty, in fee simple the land described on Exhibit A attached hereto and incorporated herein by reference (the “Property”).
TOGETHER with all buildings, fixtures or other improvements located in or on such parcel of land; and
TOGETHER with all easements, rights-of-way, appurtenances, hereditaments, licenses and privileges belonging or appurtenant to the land conveyed hereby; and
TOGETHER with all mineral, gas, oil and water rights, sewer rights, other utility rights, and development rights now or hereafter allocated or allocable to the Property; and
TOGETHER with all right, title and interest of Grantor in and to any land lying in the bed of any public and private streets, roads, highways, avenues, waterways and creeks, adjacent to or abutting the Property; and

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TOGETHER with all right, title and interest of Grantor in and to any gaps, strips or gores on, around or within the Property.
TO HAVE AND TO HOLD the Property unto the use and benefit of Grantee, its successors and assigns, in fee simple forever, subject to all liens, encumbrances, easements and restrictions of record.
IN WITNESS WHEREOF, this Deed has been executed as of the date first above written.
GRANTOR:
_____________________________________,
a ________________________________

_____________________________________(Seal)
Name: ___________________________
Title: ___________________________

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ACKNOWLEDGEMENT

A notary public or other officer completing this
certificate verifies only the identity of the individual
who signed the document to which this certificate is
attached, and not the truthfulness, accuracy, or
validity of that document.

State of California)
)
County of Orange )
On __________________ before me, _________________, Notary Public personally appeared ____________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature      (Seal)

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EXHIBIT “A”
LEGAL DESCRIPTION

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ATTORNEY CERTIFICATION
This is to certify that the within instrument was prepared under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals in Maryland.
_______________________________
Richard J. Melnick

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EXHIBIT F
Form of Assignment of Leases and
Contracts and
Bill of Sale
ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE
This Assignment of Leases and Contracts and Bill of Sale (this “Assignment”) is executed and delivered as of the ____ day of _________, 20__ (the “Closing Date”) pursuant to that certain Purchase and Sale Agreement and Escrow Instructions (“Agreement”) dated ________, 20__, by and between _____________________________, a _____ ___________________ (“Seller”), and _______________________, a _____________________ (“Buyer”), covering the real property described in Exhibit A attached hereto (“Property”).
1.    Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Personal Property”):
(a)    Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property listed on Exhibit B attached hereto or otherwise located in or on the Property to the extent owned by Seller; and
(b)    Intangible Personalty. All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, the Warranties, Approvals and Intangibles, each as defined in the Agreement, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller (including, without limitation, the names “Koll”, “Bren”, “K/B”, “KBS”, “Schreiber”, or any derivative thereof, or any name that includes the word “Koll”, the word “Bren”, the word “K/B”, the word “KBS”, the word “Schreiber” or any derivative thereof) and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.
2.    Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts the following:
(a)    Leases. All of the Seller’s right, title and interest in and to all tenant leases relating to the Property, including, without limitation, the tenant leases listed on Exhibit C-1 and C-2 attached hereto (“Leases”);
(b)    Contracts and Agreements. Seller’s right, title and interest in and to the contracts and agreements described on Exhibit D-1 and Exhibit D-2 attached hereto (the “Contracts”).

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3.    Assumption. Buyer hereby assumes the obligations of Seller under (a) the Leases listed on Exhibit C‑1 attached hereto arising from and after the Closing Date, (b) the Leases listed on Exhibit C‑2 attached hereto whether arising before or after the Closing Date, (c) the Contracts listed on Exhibit D‑1 attached hereto arising from and after the Closing Date, and (d) the Contracts listed on Exhibit D‑2 attached hereto arising before or after the Closing Date, and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts to the extent Buyer received a credit at closing with respect to any of such obligations under the Leases and/or Contracts.
4.    Agreement Applies. Except as may otherwise be provided in the Agreement, the Contracts and Leases are being assigned and transferred, and the Personal Property is being transferred, to Buyer on an “as is,” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, all as more particularly set forth in Section 11.1 of the Agreement, which Section shall be, and hereby is, incorporated herein by reference.
5.    Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.
6.    Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, and its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees (including on appeal).
7.    Merger. This Assignment and the Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement. This Assignment may only be modified in writing executed by both Buyer and Seller. Nothing contained in this Assignment is intended to terminate or affect the validity of any of the representations or warranties contained in the Agreement.
8.    Joint and Several Liability. All obligations and liabilities of Buyer under this Assignment shall be joint and several as to each of the individuals or entities who compose Buyer.
9.    Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns. If any term or provision of this Assignment shall be held invalid or unenforceable, the remainder of this Assignment shall not be affected. This Assignment shall be construed in accordance with and governed by the laws of the State of Maryland. Nothing in this Assignment shall impair, limit or lessen any of the rights of the parties with respect to the provisions of the Agreement which were intended to survive the Closing Date. Nothing in this Assignment, express or implied, is

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intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies.

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.
[Signature Pages to Follow]

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SELLER: a
BUYER: a

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EXHIBIT A
DESCRIPTION OF PROPERTY
[ATTACHED]

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EXHIBIT B
DESCRIPTION OF TANGIBLE PROPERTY
[ATTACHED]

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EXHIBIT C-1
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include a list of all Leases which exist on the date of the Agreement, but specifically excluding the Leases listed on Schedule 1 attached to the Agreement.]
[ATTACHED]

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EXHIBIT C-2
LIST OF LEASES UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include a list of (a) all Leases set forth on Schedule 1 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

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EXHIBIT D-1
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS AFTER THE CLOSING DATE
[This schedule will include all contracts set forth on Exhibit C-1 attached to the Agreement and any new service contracts entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

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EXHIBIT D-2
LIST OF CONTRACTS UNDER WHICH BUYER ASSUMES
OBLIGATIONS BEFORE AND AFTER THE CLOSING DATE
[This schedule will include any new construction contracts entered into by Seller in connection with the completion of tenant improvement work for tenants under (a) the Leases set forth on Schedule 1 to the Agreement, if any, (b) all Leases entered into after the date of the Agreement in accordance with the terms of the Agreement, and (c) all Lease amendments, expansions and renewals entered into by Seller in accordance with the terms of the Agreement.]
[ATTACHED]

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EXHIBIT G
Form of FIRPTA Affidavit
FIRPTA CERTIFICATE
__________________ (“Member”) is the sole owner of ________________ (“Seller”). Seller, a disregarded entity for U.S. tax purposes, is the transferor of certain real property more particularly described on Exhibit A attached hereto (the “Property”).
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ______________, 20__, by and between ___________________, a __________ (“Buyer”) and Seller, the undersigned certifies the following on behalf of Member:
1.    Member is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;
2.    Member is not a disregarded entity as defined in Treasury Regulations §1.1445-2(b)(2)(iii),
3.    Member’s U.S. employer identification number is __________, and
4.    Member’s address is: 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date: ________________, 20___

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Exhibit A
Legal Description
(Attached)]

G-2
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EXHIBIT H
Form of Tenant Notice
NOTICE TO TENANTS
[Date]
[Property Name]
[Address]
[City/State/ZIP]
Dear Tenant:
Notice is hereby given to the tenants of ______________________ (the “Property”) that ________________________________________, a ________________________________ (“Seller”), the current owner of the Property, has sold the Property to _______________________, a _____________________________ (“Buyer”) effective [date of takeover]. Buyer has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Buyer.

Sincerely, “SELLER” a
“BUYER” a

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EXHIBIT I
Form of Owner’s Affidavit

PROPERTY:
COUNTY:
STATE:
________________________, a ___________________ (“Seller”), as seller, and ____________________, a ______________________ (“Buyer”), as buyer, are parties to that certain Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) dated ________, 20__, as the same has been amended and modified, relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to ______ Title Insurance Company the following:

1.	Seller is a ____________ organized and existing under the laws of the State of ____________.

2.	To Seller’s actual knowledge, (i) Seller’s ___________ agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.

3.	To Seller’s actual knowledge, the leases described on Exhibit “B” attached hereto constitute all of the written leases affecting the Real Property with the current tenants of the Real Property.

4.
To Seller’s actual knowledge, except as disclosed in Exhibit ”C” attached hereto and made a part hereof, (a) there is no capital improvement work currently being constructed (or that was constructed during the last 6 months) on the Real Property that is the subject of a written contract with Seller which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.

5.
Seller shall not hereafter cause any encumbrances or other instruments to be recorded against the Property (other than the recording of a deed (the “Deed”) transferring fee title to the Real Property to ___________) through the date the Deed is recorded in _________ County, __________.

For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of ________________, with no duty of inquiry. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this Owner’s Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement until ____________, 20__, after which date this Owner’s Affidavit shall be of no further force or effect and _____ Title Insurance Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This Owner’s Affidavit is being executed for the sole and exclusive benefit of _____Title Insurance Company and no other party or person shall have any rights hereunder.
Executed as of __________, 20__
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SELLER:

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EXHIBIT A
LEGAL DESCRIPTION
ATTACHED

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EXHIBIT B
LIST OF LEASES
ATTACHED

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EXHIBIT C
IMPROVEMENT WORK
ATTACHED

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SCHEDULE 1-1
Description of New and Pending Lease Transactions (Buyer’s Responsibility)
NONE.

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SCHEDULE 1-2
Description of New and Pending Lease Transactions (Seller’s Responsibility)
NONE.

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SCHEDULE 2
Disclosures

•	An employee of Morgan Stanley was standing on a perimeter floor vent and the vent flipped up and hit him in the head. This matter is covered by Seller’s commercial liability insurance policy.

•	A slip and fall case involving a vendor of Morgan Stanley due to a misstep by such vendor. This matter is covered by Seller’s commercial liability insurance policy.

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SCHEDULE 3
Owner Deposits
NONE.

ADMIN 35315890v4

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ADMIN 35315890v4

	10.10 Tenant Audit Rights
11.	SELLER'S REPRESENTATIONS AND WARRANTIES; AS-IS	20
	11.1 Seller's Representations and Warranties	20
	11.2 As-Is	22
12.	BUYER'S COVENANTS, REPRESENTATINS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION	24
	12.1 Buyer's Representation and Warranties	24
	12.2 Release	25
	12.3 ERISA	26
13.	DEFAULT AND DAMGES	26
	13.1 DEFAULT BY BUYER	26
	13.2 DEFAULT BY SELLER	29
14.	BROKER'S COMMISSIONS	29
15.	MISCELLANEOUS PROVISIONS	30
	15.1 Notices	30
	15.2 Assignment; Binding on Successors and Assigns	31
	15.3 Intentionally deleted	31
	15.4 Further Assurances	32
	15.5 Attorney's Fees	32
	15.6 Survival of Representations, Warranties, Covenants, Obligations and Agreements	32
	15.7 Entire Agreement	33
	15.8 Governing Law	33
	15.9 Counterparts	33
	15.10 Headings; Construction	33
	15.11 Time of Essence	34
	15.12 Partial Validity; Severability	34
	15.13 No Third Party Beneficiaries	34
	15.14 Intentionally Omitted	34
	15.15 Joint Product of Parties	34
	15.16 Calculation of Time Periods	34
	15.17 Procedure for Indemnity	34
	15.18 Waiver of Jury Trial	35
	15.19 No Personal Liability	35
	15.20 Joint and Several Liability	35

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ADMIN 35315890v4